UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

March 30, 2022 (March 25, 2022)
Date of Report (date of earliest event reported)
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UpHealth, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-38924 (Commission File Number)		83-3838045 (I.R.S. Employer Identification Number)
	14000 S. Military Trail,	Suite 203
	Delray Beach,	FL	33484
(Address of principal executive offices and zip code)
(312) 618-1322
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UPH	New York Stock Exchange
Redeemable Warrants, exercisable for one share of Common Stock at an exercise price of $11.50 per share	UPH.WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 - Results of Operations and Financial Condition
On March 30, 2022, UpHealth, Inc. (the “Company”) issued a press release announcing its preliminary financial results for the fourth quarter and fiscal year ended December 31, 2021. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information contained in this Item 2.02, including Exhibit 99.1 attached hereto, is furnished and shall not be deemed “filed” with the Securities and Exchange Commission (the “SEC”) for the purposes of Section 18 of the Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”) or filings under the Exchange Act regardless of any general incorporation language in such filings.

Item 4.02 - Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On March 25, 2022, the Audit Committee of the Board of Directors of UpHealth, after considering the recommendations of management, concluded that the Company’s condensed consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the three and nine month periods ended September 30, 2021 (the “Non-Reliance Periods”) as previously filed with the SEC should not be relied upon because of errors identified therein, which are summarized below.

The error that caused the Company to conclude that its financial statements and other financial information for the Non-Reliance Periods should not be relied upon was the result of an incorrect accounting conclusion regarding a contract with a customer, which resulted in the incorrect recognition of revenue during the Non-Reliance Period. The error affected the following accounts:

	Three Months Ended September 30, 2021		Nine Months Ended September 30, 2021
	Originally Reported	As Adjusted	Originally Reported	As Adjusted
Statement of Operations
Revenue	$49,070	$45,192	$93,768	$89,890
Cost of goods and services	$29,288	$27,245	$55,664	$53,621
Gross margin	$19,782	$17,947	$38,104	$36,269
Loss from operations	$(2,854)	$(4,689)	$(41,193)	$(43,028)
Net income (loss)	$32,823	$30,988	$(2,994)	$(4,829)
Net income (loss) attributable to UpHealth, Inc.	$32,592	$30,757	$(3,141)	$(4,976)
Earnings (loss) per share: basic	$0.28	$0.26	$(0.03)	$(0.05)
Earnings (loss) per share: diluted	$0.28	$0.26	$(0.03)	$(0.05)

	As of September 30, 2021
	Originally Reported	As Adjusted
Balance Sheet
Accounts receivable	$49,015	$45,137
Current assets	$129,590	$125,712
Fixed assets	$55,785	$57,828
Total assets	$889,041	$887,206
Accumulated deficit	$(5,328)	$(7,163)
Total stockholders' equity	$628,920	$627,085
Accordingly, investors, analysts, and other persons should not rely upon the Company’s previously released financial statements and other financial data for the Non-Reliance Periods. Similarly, the related press releases and the investor presentations or other communications describing the relevant portions of our financial statements for these periods that need to be restated should no longer be relied upon. On or about March 31, 2022, the Company is filing with the SEC an Annual

Report on Form 10-K for the year ended December 31, 2021 that includes restated financial statements for the Non-Reliance Periods and that corrects the errors and provides additional explanation of the changes.

Management is in the process of evaluating the internal control breakdown that resulted in the error and assessing any potential remedial actions and plans to implement such remedial actions as soon as possible.

The Audit Committee and management have discussed the matters disclosed in this Item 4.02(a) with the Company’s independent registered public accounting firm.
Item 7.01    Regulation FD Disclosure

The Company will host an analyst day conference call where it will discuss its fourth quarter and fiscal year 2021 preliminary financial results on March 30, 2022, at 11:00 a.m. Eastern time.

The information contained in, or incorporated into, this Item 7.01 of this Current Report, is furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act regardless of any general incorporation language in such filings.

This Current Report shall not be deemed an admission as to the materiality of any information in this Current Report that is being disclosed pursuant to Regulation FD.

Please refer to Exhibit 99.1 for a discussion of certain forward-looking statements included therein and the risks and uncertainties related thereto.
Item 9.01 - Financial Statements and Exhibits
(d) Exhibits:

Exhibit	Description
99.1	Press Release dated March 30, 2022, reporting the financial results for the quarter and fiscal year ended December 31, 2021 (furnished only)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 30th day of March, 2022.

UpHealth, Inc.

By:	/s/ Dr. Ramesh Balakrishnan
Name:	Dr. Ramesh Balakrishnan
Title:	Chief Executive Officer (Principal Executive Officer)